    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 28, 1997
                                                     REGISTRATION NO.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                     ASPECT TELECOMMUNICATIONS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  CALIFORNIA                                    94-2974062
           (STATE OF INCORPORATION)                (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                 1730 FOX DRIVE
                        SAN JOSE, CALIFORNIA 95131-2312
                                 (408) 325-2200
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               JAMES R. CARREKER
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                     ASPECT TELECOMMUNICATIONS CORPORATION
                                 1730 FOX DRIVE
                        SAN JOSE, CALIFORNIA 95131-2312
                                 (408) 325-2200
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:
                                JON E. GAVENMAN
                               VENTURE LAW GROUP
                           A PROFESSIONAL CORPORATION
                              2800 SAND HILL ROAD
                          MENLO PARK, CALIFORNIA 94025
                                 (650) 854-4488

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

    If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

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
============================================================================================================
TITLE OF EACH CLASS                AMOUNT         PROPOSED MAXIMUM    PROPOSED MAXIMUM
OF SECURITIES TO BE                 TO BE          OFFERING PRICE         AGGREGATE           AMOUNT OF
REGISTERED                      REGISTERED(1)       PER SHARE(2)      OFFERING PRICE(2)   REGISTRATION FEE
------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par
  value.....................   176,296 shares          $25.25            $4,451,474           $1,348.93
============================================================================================================

(1) Number of shares being registered reflects the 2-for-1 stock split effected on January 28, 1997.

(2) Estimated solely for the purpose of computing the amount of the registration fee, based on the average of the high and low prices for the Company's Common Stock as reported on The Nasdaq National Market on October 23, 1997 in accordance with Rule 457 under the Securities Act of 1933.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

PROSPECTUS

                                 176,296 SHARES

                     ASPECT TELECOMMUNICATIONS CORPORATION

                                  COMMON STOCK

     This Prospectus covers 176,296 shares of Common Stock, par value $0.01 per share (the "Common Stock" or the "Shares"), of Aspect Telecommunications Corporation ("Aspect" or the "Company"), which may be offered from time to time by one or all of the selling shareholders named herein (the "Selling Shareholders"). The Company will receive no part of the proceeds of such sales.

     The 176,296 shares of Common Stock were issued by the Company in connection with its acquisition of Commerce Soft Inc. ("CSI") on September 2, 1997.

     The Selling Shareholders intend to sell the shares offered hereby from time to time in the over-the-counter market at prices prevailing therein, in individually negotiated transactions at such prices as may be agreed upon or a combination of such methods of sale, during a ninety-day period immediately following the date of this Prospectus. The Company will bear all expenses with respect to the offering of the Common Stock, except any underwriting discounts, selling commissions, stock transfer taxes, and fees and disbursements of counsel for the Selling Shareholders. To the extent required, the specific shares of Common Stock to be sold, the names of the Selling Shareholders, the public offering price, the names of any agent dealer or underwriter and any applicable commission or discount with respect to any particular offer is set forth herein or will be set forth in an accompanying Prospectus Supplement. See "Selling Shareholders" and "Plan of Distribution." The Company's Common Stock is traded on The Nasdaq National Market under the symbol ASPT. The last reported sales price of the Common Stock on The Nasdaq National Market on October 23, 1997 was $24.625 per share.
                            ------------------------

    SEE "RISK FACTORS," BEGINNING ON PAGE 4, FOR INFORMATION THAT SHOULD BE
                                   CONSIDERED
                           BY PROSPECTIVE INVESTORS.
                            ------------------------

     The Selling Shareholders and any broker executing selling orders on behalf of the Selling Shareholders may be deemed to be an "underwriter" (within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Commissions received by any such broker may be deemed to be underwriting commissions under the Securities Act. See "Plan of Distribution" for information relating to indemnification of the Selling Shareholders.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------

                THE DATE OF THIS PROSPECTUS IS OCTOBER   , 1997

     No person is authorized in connection with any offering made hereby to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Selling Shareholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the shares of Common Stock offered hereby, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the shares offered hereby to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

     Except as otherwise noted herein, all information in this Prospectus has been adjusted to reflect the 2-for-1 stock split effected on January 28, 1997.

                             ADDITIONAL INFORMATION

     This Prospectus constitutes a part of a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the shares of Common Stock offered hereby, reference is hereby made to the Registration Statement. Statements contained herein concerning the provisions of any document are not necessarily complete, and each such statement is qualified in its entirety by reference to the copy of such document filed with the Commission.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, NW, Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, New York, New York 10048, and Chicago Regional Office, Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, NW, Washington, D.C. 20549 upon payment of the prescribed fees. The Common Stock of the Company is quoted on The Nasdaq National Market. Reports, proxy and information statements and other information concerning the Company may be inspected at The Nasdaq Stock Market at 1735 K Street, NW, Washington, D.C. 20006. In addition, the Commission maintains a World Wide Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are hereby incorporated by reference in this Prospectus:

          (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

          (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

          (3) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997;

          (4) The Company's Current Reports on Form 8-K filed with the Securities and Exchange Commission on January 16, 1997, March 10, 1997, July 18, 1997 and October 28, 1997; and

          (5) The description of the Company's capital stock contained in its Registration Statement on Form 8-A as filed with the Commission on March 22, 1990, including any amendment thereto or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference herein, to the extent required, and to be a part hereof from the date of filing of such reports and documents. Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be submitted in writing to Eric Keller, Chief Financial Officer, Aspect Telecommunications Corporation, 1730 Fox Drive, San Jose, California 95131-2312 or by telephone at (408) 325-2200.

                                  THE COMPANY

     The Company is a global provider of comprehensive business solutions for companies with mission-critical call centers that exist to generate revenue, service customers, and handle inquiries. The Company's products include automatic call distributors, interactive response systems, call center management information and reporting tools, call center planning and forecasting packages, and computer-telephony integration tools and software. The Company also provides services vital to call center environments, including business applications consulting, systems integration, and training.

     The Company was incorporated in California in August 1985. The Company's principal executive offices are located at 1730 Fox Drive, San Jose, California 95131-2312, and its telephone number at that location is (408) 325-2200.

                                  RISK FACTORS

     This Prospectus (including the documents incorporated by reference herein) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding the Company's expectations, beliefs, intentions or future strategies. All forward-looking statements included in this document are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of the risk factors set forth below and in the documents incorporated by reference herein. In evaluating the Company's business, prospective investors should carefully consider the following risk factors in addition to the other information set forth herein or incorporated herein by reference.

     Variability and Uncertainty of Revenues and Operating Results. The Company's revenues, gross margins, and operating results may fluctuate significantly from quarter to quarter for many reasons including, without limitation, the following: (1) given the relatively large sales prices of the Company's systems in relation to quarterly revenue levels, a limited number of systems can account for a significant portion of product revenues in any particular quarter; (2) a significant percentage of product revenues continues to be derived from new customers; (3) the portion of product revenues related to accounts purchasing multiple systems may fluctuate; (4) the mix of products and services sold and channels of distribution may fluctuate; (5) operating results of newly acquired subsidiaries may fluctuate; and (6) the Company's newly established business units (e.g., consulting and systems integration and computer-telephony integration) may require substantial investments, while revenues from such business units may be difficult to predict.

     The Company's products typically represent substantial capital commitments by Aspect's customers involving a long sales cycle and, as a result, customer purchase decisions have been, and in the future may be, significantly affected by a variety of factors including, without limitation, the following: general economic conditions; world political events; trends in capital spending, particularly for telecommunications products; market competition and the availability or announcement of alternative technologies; and the degree to which call transaction processing is mission-critical for customers. Reduced demand for the Company's products could have a material adverse effect on the Company's business, operating results, and financial condition.

     Volatility of Stock Price. The Company's common stock price may be subject to significant volatility. Past financial performance should not be considered a reliable indicator of performance for any future period, and investors should not use historical trends to anticipate future results or trends. For any given quarter, a shortfall in the Company's achieved revenue or earnings from the levels expected by securities analysts or others could have an immediate and adverse effect on the price of the Company's common stock. Additionally, the Company may not learn of such shortfalls until late in a fiscal quarter, which could result in an even more immediate and adverse effect on the Company's common stock price. Such volatility may be exacerbated further by the relatively low trading volume of the Company's common stock. Further, the Company participates in a rapidly changing high-technology industry, which has in the past exhibited significant stock market volatility. Often, when a high-technology company's stock price declines rapidly, the company may become subject to class action securities litigation. Were the Company to become involved in such litigation, it could expend significant financial and management resources, which could have a material adverse effect on the Company's business, operating results, and financial condition.

     Product Concentration, Technological Change, and New Products. Sales and installations of new Aspect CallCenter systems, the Company's principal product, account for a substantial portion of net revenues. Any factor adversely affecting the market for the Aspect CallCenter system or the failure of any Aspect product to meet customer requirements, including system performance, system availability, or other requirements, could have a material adverse effect on the Company's business, operating results, and financial condition.

     The market for Aspect's products is subject to rapid technological change and new product introductions. Current competitors or new market entrants may develop new, proprietary products with features that could adversely affect the competitive position of the Company's products. There can be no assurance that the Company will be successful in accurately anticipating market demand for products being developed; in developing, manufacturing, and marketing new products; or in enhancing its existing products.

     Due to the complexity and sophistication of the Company's software products, the Company's products from time to time contain defects that can be difficult to correct. There can be no assurance that software defects will not cause delays in product introductions and shipments, result in increased costs, require design modifications, or impair customer satisfaction with the Company's products. Any such event could materially adversely affect the Company's business, operating results, and financial condition.

     Competition. The Company believes the market for its products is highly competitive and that competition is likely to intensify. The Company's principal competitors currently include companies that market automatic call distributor
(ACD) systems and companies that market private branch exchange systems that include ACD features. The Company's current competitors include, but are not limited to, Lucent Technologies Inc. (previously a unit of AT&T Corp.); Northern Telecom Limited (Nortel); Siemens Business Communication Systems, Inc.; Rockwell International Corporation; Alcatel Alsthom; L.M. Ericsson; and N.V. Philips. The Company anticipates that the regional Bell operating companies and other telephone operating companies could market ACD functionality through equipment located in the telephone operating company's central office rather than on customers' premises. Additional potential competitors include companies with technologies capable of providing mission-critical call transaction processing capabilities, including participants in the problem tracking and resolution client/server software market, pre-network routing companies, and a wide variety of computer-telephony integration software companies. As the hardware requirements for a traditional call center diminish due to the emergence of the Internet, local area networks, and other factors, other companies may obtain a significant position in the call transaction processing market.

     Many of Aspect's current competitors have longer operating histories; considerably greater financial, technical, sales, and marketing resources; and larger installed customer bases than Aspect. Moreover, Lucent Technologies, the largest provider of call center products and services, may emerge as a more focused, aggressive competitor following its recent divestiture from AT&T. Consequently, the Company expects to encounter substantial competition from these and other companies, as well as from new market entrants and emerging technologies. Intensified price-based competition or changes in the Company's price structure could result in lower prices and lower margins for Aspect's products, which could materially adversely affect the Company's business, operating results, and financial condition.

     Intellectual Property; Litigation. The segment of the telecommunications market that includes the Company's products has been characterized by extensive litigation regarding patents and other intellectual property rights. As is common in the telecommunications industry, the Company has been in the past and may in the future be notified of claims that its products or services are subject to patents or other proprietary rights of third parties. The Company attempts to ensure that its products and processes do not infringe such third-party patents or proprietary rights. There can be no assurance, however, that infringement or invalidity claims (or claims for indemnification resulting from infringement claims) will not be asserted or prosecuted against the Company. Periodically, the Company negotiates with third parties to establish patent license or cross-license agreements or otherwise acquire intellectual property rights, and the Company is currently in such negotiations. There can be no assurance that current or future negotiations will result in the Company obtaining a license on satisfactory terms or at all. Moreover, license agreements with third parties may not include all intellectual property rights that may be issued to or owned by the licensors, and thus future disputes with these companies are possible. In the event an intellectual property dispute is not settled through a license, litigation could ensue. Any litigation, or interference proceedings that may be declared by the United States Patent and Trademark Office to determine the priority of inventions, could result in substantial expense to the Company and significant diversion of effort by the Company's technical and managerial personnel. An adverse determination in such litigation or proceeding, including without limitation the Lucent litigation discussed below, could prevent the Company from making, using or selling certain of its products, and subject the Company to damage assessments, all of which could have a material adverse effect on the Company's business, operating results or financial condition.

     On March 5, 1997, Lucent Technologies Inc. ("Lucent") filed a lawsuit in the United States District Court for the Eastern District of Pennsylvania alleging that the Company infringes four of Lucent's patents (the "Lucent Patents"). In its complaint, Lucent is seeking to enjoin the Company from allegedly continuing to infringe the Lucent Patents and is seeking an unspecified amount of compensatory damages, treble damages for alleged willful infringement, and interest, expenses and attorneys' fees. On May 2, 1997, the Company filed an answer in response to the Lucent complaint, asserting that the Lucent Patents are invalid and denying the alleged patent infringement. The Company believes that it has meritorious defenses to the asserted claims and intends to defend the litigation vigorously. Although the Company does not believe that any of its products infringe any valid claims of the Lucent Patents, the outcome of litigation is inherently unpredictable, and there can be no assurance that the results of these proceedings will be favorable to the Company or that they will not have a material adverse effect on the Company's business, operating results or financial condition. Regardless of the ultimate outcome, the Lucent litigation could result in substantial expense to the Company and significant diversion of effort by the Company's technical and managerial personnel. If the court determines that the Company infringes the Lucent Patents and that the Lucent Patents are valid and enforceable, it could issue an injunction prohibiting the Company from making, using or selling certain products and it could assess significant damages against the Company. Accordingly, an adverse determination in the proceeding could subject the Company to significant liabilities and require the Company to seek a license from Lucent. Although intellectual property disputes are often settled through licensing or similar arrangements, costs associated with such arrangements may be substantial, and there can be no assurance that a license from Lucent, if required, would be available to the Company on acceptable terms or at all.

     In the future, the Company could become involved in other types of litigation, such as shareholder lawsuits for alleged violations of securities laws, claims asserted by current or former employees, and product liability claims. An adverse outcome in such litigation could have a material adverse effect on the Company's business, operating results or financial condition. Regardless of merit, source, or outcome of the litigation, it could result in substantial cost to and diversion of effort by the Company.

     Management of Growth. The Company has experienced a period of rapid growth that has placed a significant strain on the Company's managerial and operational resources. To manage its growth, the Company must continue to implement and improve its operational and financial systems and to expand, train, and manage its employee base. For example, the Company has implemented, and in the future may implement additional versions of, a new internal integrated business application software system. There can be no assurance that complications will not arise from this software system transition, resulting in substantial unanticipated expenses. An additional challenge created by the Company's rapid growth is in hiring, assimilating, training, and retaining a large number of employees in a labor market characterized by a high demand for and limited supply of qualified people. In addition, the Company must carefully maintain inventories at levels consistent with product demand and the requirements of new product introductions. Inaccuracies in demand forecasts could quickly result in either insufficient or excessive inventories and obsolescence expense.

     Dependence on Key Personnel. The Company depends upon certain key management and technical personnel, the loss of whom could have a material adverse effect on the Company's business, operating results, and financial condition. The Company's future success will depend in part upon its ability to attract and retain highly qualified personnel, broaden and diversify its management team, and ensure successful management transition.

     Limited Sources of Component Supply. Although the Company primarily uses standard parts and components in its products, certain components, including certain central processing units, other integrated circuits, and circuit cards, are presently available only from a single source or from limited sources of supply. The inability of the Company to develop alternative sources if and as required in the future, or to obtain sufficient sole or limited source components as required, could have a material adverse effect on the Company's business, operating results, and financial condition. In addition, there can be no assurance that manufacturers of component parts used by the Company will not modify their products in a manner incompatible with the Company's use of such products.

     Licenses from Third Parties. The Company currently manufactures certain components incorporated into its products pursuant to engineering and manufacturing licenses from third parties. The Company depends upon the licensors' abilities to provide certain technical support and cooperation in optimizing the Company's use of the licensed technologies. Should any of the licensors become unable to provide such technical support, the Company would have to develop internal capabilities or otherwise locate alternative technical support. This in turn could adversely affect the Company's ability to complete timely shipments during the transition. If, due to a breach of a license agreement or otherwise, the Company becomes unable to continue to utilize the applicable licensed technology, the Company's business, operating results, and financial condition could be materially adversely affected.

     Geographic Concentration. Aspect's product development, manufacturing, information technology systems, corporate offices, and support functions are concentrated in the Silicon Valley area of California. In the event of a natural disaster, such as an earthquake or flood, the Company could experience a business interruption that would have a material adverse effect on the Company's business, operating results, and financial condition.

     Acquisitions and Investments. Since October 1995, Aspect has acquired four companies: TCS Management Group, Inc., Envoy Holdings Limited, Prospect Software, Inc. and Commerce Soft Inc. During the same period, the Company made minority equity investments in companies with products, services, or technologies that potentially complement Aspect's business. In the future, the Company may make further acquisitions of companies or assets, make investments or enter into joint ventures or strategic alliances with other companies. Such transactions entail numerous risks, including the following: inability to successfully integrate such companies' personnel and businesses; inability to realize anticipated synergies, economies of scale, or other value associated with such transactions; diversion of management's attention and disruption of the Company's ongoing business; inability to retain key technical and managerial personnel; inability to establish and maintain uniform standards, controls, procedures, and policies; and impairment of relationships with employees and customers as a result of the integration of new personnel. In addition, future acquisitions or investments by the Company may result in the issuance of additional equity or debt securities, significant one-time write-offs, and the creation of goodwill or other intangible assets. Failure to avoid these or other risks associated with such business combinations, investments, joint ventures, or strategic alliances could have a material adverse effect on the Company's business, operating results, and financial condition.

     International Operations. The Company currently operates in several international markets and anticipates entering additional markets in the future. The financial resources required to enter a new international market may vary substantially among markets based upon, among other factors, the market's regulatory environment, the Company's expansion strategy in the market, and the level of acceptance of the Company's products in that market. Many countries require multiple governmental approvals prior to allowing a new entrant into the market. The cost and timing of these approvals, which may require the Company to modify its products, are often subject to considerable uncertainty and could result in longer lead times than initially anticipated. The Company's international operations are subject to additional risks, including exchange rate fluctuations; delays in telecommunications deregulation; difficulties in staffing and managing foreign subsidiary operations; political and economic instability; potentially negative tax consequences; and foreign and domestic trade legislation, which could result in the creation of trade barriers such as tariffs, duties, quotas, and other restrictions. Failure to successfully enter certain international markets on a timely basis could impair the Company's competitive position in such markets and prevent the Company from obtaining the scale advantages of global competitors.

     Regulatory Requirements. The Company's products are subject to various regulations that require, among other things, that the Company's products meet certain radio frequency emission standards, be compatible with the public telephone networks, and conform to certain safety and other standards. Sales of products that fail to comply with these regulations may be prohibited by regulatory authorities until appropriate modifications are made. There can be no assurance that the Company will be successful in obtaining or maintaining the necessary regulatory approvals for its products, and its failure to do so could have a material adverse effect on the Company's business, operating results, and financial condition.

     Expansion of Distribution Channels. The Company has historically sold its products through its direct sales force and a limited number of distributors. The Company is currently investing, and plans to continue to invest, significant resources to expand its domestic and international direct sales force and develop distribution relationships with certain third-party distributors. As part of this process, the Company may, from time to time, modify existing distribution relationships. Any failure by the Company to maintain or expand its direct sales force or other distribution channels, as well as any significant changes in existing distribution channels, could have a material adverse effect on the Company's business, operating results, and financial condition.

                              SELLING SHAREHOLDERS

     The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of October 23, 1997 by each Selling Shareholder. Venkatachari Dilip and Janardhanan Jawahar are currently employed by the Company's subsidiary, Commerce Soft Inc. No Selling Shareholders are officers or directors of the Company.

                                                     SHARES BENEFICIALLY
                                                            OWNED                               SHARES BENEFICIALLY OWNED
                                                    PRIOR TO THE OFFERING                         AFTER THE OFFERING(1)
                                                   ------------------------       SHARES        -------------------------
              SELLING SHAREHOLDERS                 SHARES        PERCENT(2)       OFFERED       SHARES         PERCENT(2)
-------------------------------------------------  -------       ----------       -------       ------         ----------
Venkatachari Dilip(3)............................   68,945            *            68,945         --               --
Janardhanan Jawahar..............................   74,907            *            74,907         --               --
Venkatachari Dinakar Trust.......................   16,222            *            16,222         --               --
Nikhil Dilip Trust...............................    8,111            *             8,111         --               --
Monisha Dilip Trust..............................    8,111            *             8,111         --               --
Total............................................  176,296                        176,296

---------------

 *  Less than one percent of the Company's outstanding Common Stock.

(1) Assumes that each Selling Shareholder will sell all of the Shares set forth above under "Shares Offered." There can be no assurance that the Selling Shareholders will sell all or any of the Shares offered hereunder.

(2) Based on 49,670,912 shares outstanding at September 30, 1997.

(3) Excludes 16,222 shares held by the Venkatachari Dinakar Trust, 8,111 shares held by the Nikhil Dilip Trust and 8,111 shares held by Monish Dilip Trust, all of which Mr. Dilip is a trustee.

                              PLAN OF DISTRIBUTION

     Shares of Common Stock covered hereby may be offered and sold from time to time by the Selling Shareholders. The Selling Shareholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. The Selling Shareholders may sell the Shares being offered hereby: (i) on the Nasdaq National Market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price; or
(ii) in private sales at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. The Selling Shareholders and any underwriter, dealer or agent who participate in the distribution of such shares may be deemed to be "underwriters" under the Securities Act, and any discount, commission or concession received by such persons might be deemed to be an underwriting discount or commission under the Securities Act. The Company has agreed to indemnify the Selling Shareholders against certain liabilities arising under the Securities Act.

     Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Shareholders (and, if acting as agent for the purchaser of such shares, from such purchaser). Usual and customary brokerage fees will be paid by the Selling Shareholders. Broker-dealers may agree with the Selling Shareholders to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the Selling Shareholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Shareholders. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or by a combination of such methods of sale or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above.

     The Company has advised the Selling Shareholders that the anti-manipulation Rules 10b-6 and 10b-7 under the Exchange Act may apply to sales of Shares in the market and to the activities of the Selling Shareholders and their affiliates. In addition, the Company will make copies of this Prospectus available to the Selling Shareholders and has informed them of the need for delivery of copies of this Prospectus to purchasers on or prior to sales of the Shares offered hereby. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act if any such broker-dealers purchase shares as principal.

     In order to comply with the securities laws of certain states, if applicable, the Common Stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the Common Stock may not be sold unless such shares have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     At the time a particular offer of the shares of Common Stock registered hereunder is made, if required, a Prospectus Supplement will be distributed that will set forth the number of shares being offered and the terms of the offering including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter for securities purchased from, any discount, commission and other item constituting compensation and any discount, commission or concession allowed or reallowed or paid to, any dealer, and the proposed selling price to the public.

     There can be no assurance that the Selling Shareholders will sell all or any of the shares of Common Stock offered hereunder.

                                 LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby will be passed upon by Venture Law Group, A Professional Corporation, Menlo Park, California, counsel to the Company.

                                    EXPERTS

     The financial statements and the related financial statement schedule incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

======================================================

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Additional Information.................    2
Available Information..................    2
Incorporation of Certain Documents by
  Reference............................    2
The Company............................    3
Risk Factors...........................    4
Selling Shareholders...................    8
Plan of Distribution...................    8
Legal Matters..........................    9
Experts................................    9

                            ------------------------

======================================================
======================================================

                                 176,296 SHARES
                                     ASPECT
                               TELECOMMUNICATIONS
                                  CORPORATION
                                  COMMON STOCK
                            ------------------------
                                   PROSPECTUS
                            ------------------------
                                October   , 1997

======================================================

                                    PART II

                        INFORMATION NOT REQUIRED IN THE
                                   PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The Registrant will bear no expenses in connection with any sale or other distribution by the Selling Shareholders of the shares being registered other than the expenses of preparation and distribution of this Registration Statement and the Prospectus included in this Registration Statement. Such expenses are set forth in the following table. All of the amounts shown are estimates except the Securities and Exchange Commission ("SEC") registration fee.

        SEC registration fee...........................................    $  1,348.93
        Legal fees and expenses........................................    $ 15,000.00
        Accounting fees and expenses...................................       5,000.00
        Miscellaneous expenses.........................................       3,000.00
                                                                            ----------
                  Total................................................    $ 24,348.93
                                                                            ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 317 of the California Corporations Code allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article IV of the Registrant's Articles of Incorporation and Article VI of the Registrant's Bylaws provides for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the California Corporations Code. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors to the fullest extent not prohibited by law.

     In addition, the Registrant carries director and officer liability insurance in the amount of $20 million.

     In connection with this offering, the Selling Shareholders have agreed to indemnify the Registrant, its directors and officers and each such person who controls the Registrant, against any and all liability arising from inaccurate information provided to the Registrant by the Selling Shareholders and contained herein.

ITEM 16. EXHIBITS.

   5.1    Opinion of Venture Law Group, A Professional Corporation
  23.1    Independent Auditors' Consent
  23.2    Consent of Counsel (included in Exhibit 5.1)
  24.1    Power of Attorney (see page II-3)

ITEM 17. UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Aspect Telecommunications Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on October 22, 1997.

                                          ASPECT TELECOMMUNICATIONS
                                          CORPORATION

                                          By:      /s/ ERIC J. KELLER

                                            ------------------------------------
                                              Eric J. Keller
                                            Vice President, Finance and Chief
                                              Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James R. Carreker and Eric J. Keller, jointly and severally, his or her true and lawful attorneys-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                             TITLE                     DATE
---------------------------------------- ----------------------------- ---------------------

         /s/ JAMES R. CARREKER           Chairman and Chief Executive    October 22, 1997
----------------------------------------     Officer and Director
           James R. Carreker             (Principal Executive Officer)

           /s/ ERIC J. KELLER             Vice President, Finance and    October 22, 1997
----------------------------------------    Chief Financial Officer
             Eric J. Keller              (Principal Financial Officer
                                                      and
                                         Principal Accounting Officer)

           /s/ DEBRA J. ENGEL                      Director              October 23, 1997
----------------------------------------
             Debra J. Engel

        /s/ NORMAN A. FOGELSONG                    Director              October 22, 1997
----------------------------------------
          Norman A. Fogelsong

         /s/ JAMES L. PATTERSON                    Director              October 22, 1997
----------------------------------------
           James L. Patterson

            /s/ JOHN W. PETH                       Director              October 22, 1997
----------------------------------------
              John W. Peth

                                 EXHIBIT INDEX

    EXHIBIT NO.                               DESCRIPTION
    -----------     ----------------------------------------------------------------
         5.1        Opinion of Venture Law Group, A Professional Corporation
        23.1        Independent Auditors' Consent
        23.2        Consent of Counsel (included in Exhibit 5.1)
        24.1        Power of Attorney (see page II-3)